                                                                   EXHIBIT 10.30

                        EXECUTIVE CONTINUITY AGREEMENT


     THIS EXECUTIVE CONTINUITY AGREEMENT ("Agreement") made and entered into as of the 31st day of August, 1998 by and between Maxxim Medical, Inc., a Texas corporation (the "Company") and Kenneth W. Davidson, an individual (the "Executive").

                                   RECITALS:

     A. The Executive is a principal officer of the Company and an integral part of its management.

     B. The Company wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Company.

     C. This Agreement is not intended to alter materially the compensation and benefits that the Executive could reasonably expect in the absence of a change in control of the Company and, accordingly, this Agreement, though taking effect upon the parties' execution hereof, will be operative only upon a change of control of the Company, as that term is defined herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:

1.   Operation of Agreement.
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     This Agreement shall be effective immediately upon its execution by the parties hereto as of the date first above written. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision thereof shall be operative unless and until there has been a "Change in Control" of the Company as defined in Section 5 below. Upon such a Change in Control of the Company, this Agreement and all provisions hereof shall become operative immediately.

2.   Purpose and Intent.
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     The Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control of the Company exists and that such possibility, and the uncertainty and questions which it necessarily raises among management, may result in the departure or distraction of key management personnel to the detriment of

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the Company and its shareholders in this period when their undivided attention and commitment to the best interests of the Company and its shareholders are particularly important. Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in the Control of the Company.

3.   Term of Agreement.
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     This Agreement shall be effective upon the execution thereof by the parties, and shall remain in effect until December 31, 2004, at which time it shall terminate; provided, however, that the term of this Agreement shall be extended by one day for each day after December 31, 2002 that notice of termination by either party has not been given to the other, so that at all times after December 31, 2004, if neither party has given notice of termination then this Agreement shall have a two (2) year remaining term. Either party may give notice of termination of this Agreement at any time, with or without cause. If any notice of termination is given on or before December 31, 2002, then this Agreement shall terminate December 31, 2004. If any notice of termination is given after December 31, 2002, then this Agreement shall terminate on that date two years after such notice is given.

4.   Termination Following Change in Control.
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     For purposes hereof only, a termination of the Executive's employment following a Change in Control ("Termination Following Change in Control") shall be deemed to occur if at any time during the two-year period immediately following a Change in Control:

     (a) there has been an actual termination by the Company of the Executive's employment, other than "for cause" as defined herein;

     (b) the Company reduces the Executive's base salary, bonus computation or changes his title without his prior express approval;

     (c) the Company substantially reduces the Executive's responsibilities as in effect immediately prior to the Change in Control or as the same may be increased from time to time; there is a change in employment conditions deemed by the Executive to be materially adverse as compared to those in effect immediately prior to the Change in Control; or directs the Executive to report to anyone other than the Company's Board of Directors, any of which is not remedied within 30 days after receipt by the Company of notice by the Executive, of such reduction in responsibilities or change in employment conditions;

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     (d) without the Executive's express written consent, the Company requires the Executive to be based anywhere other than Pinellas County, Florida, except for required travel on the Company's business to an extent substantially consistent with that prior to the Change in Control;

     (e) the Company fails to obtain the assumption of the performance of this Agreement by any successor of the Company; or

     (f) the Company takes any action which would deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the Company fails to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's normal vacation policy in effect on the date of the Change in Control.

     In addition, if at any time during the period of the twelve (12) months immediately following a Change in Control of the Company, the Executive elects to voluntarily terminate his employment, this shall be considered to constitute a "Termination Following Change in Control."

5.   Definition of Change in Control.
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     A Change in Control will be deemed to have occurred if:

     (a) any "person" as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding equity securities ("Equity Securities");

     (b) individuals are elected to the Board causing a majority of the Board to consist of persons other than (i) persons who were members of the Board as of the date of the adoption of this Agreement by the Board and (ii) persons who were nominated for election as members of the Board at a time when the majority of the Board consisted of persons who were members of the Board as of the date of the adoption of this Agreement by the Board; provided, that any person nominated for election by the Board composed entirely of persons described in (i) or
          (ii) , or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i);

     (c) an event occurs which constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule

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          14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements;

     (d) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company other than a merger of the Company in which the holders of Equity Securities immediately prior to the merger have the same proportionate ownership of Equity Securities of the surviving company immediately after the merger; or

     (e) the business or businesses of the Company for which the Executive's services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

6.   Compensation Following Termination.
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     (a) Subject to the terms and conditions of this Agreement, upon a Termination Following Change in Control, as defined in Section 4, which occurs during the term of this Agreement, the Executive shall be entitled to (i) a lump sum payment, within fifteen (15) days following the date of such termination, in an amount equal to three times the highest annual level of total taxable compensation paid to the Executive by the Company (including any and all bonus amounts, transfers of stock and other property or other items recognized as "annualized includable compensation" under Code Section 280G(d)(1) and reported on Form W-2) during the three calendar years ended immediately prior to such termination, (ii) the immediate vesting of and an extended period of at least 180 days following the date of such termination in which to exercise all previously granted but unvested and/or unexercised options to acquire securities from the Company which were outstanding on the date of the termination (any of the Company's Stock Option Agreements with the Executive shall hereby be deemed to be amended to modify any provisions inconsistent with the vesting and extended exercise period terms herein stated), and (iii) continuing health coverage for the Executive and his family for a period of twenty-four (24) months following the date of such termination, at the level, benefits and cost commensurate with that which the Executive enjoyed with the Company immediately prior to such Change in Control.

     (b) The executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 6 be reduced by any amounts to which the Executive shall be entitled by law (nor shall payment hereunder be deemed in lieu of such amounts), by any compensation earned by the Executive as a result of employment by

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          another employer or by retirement benefits after the date of termination or voluntary termination, or otherwise.

     (c) Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or registration. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.

7.   Definition of "For Cause".
     -------------------------

     The termination of the Executive's employment by the Company shall be deemed "For Cause" if it results from:

     (a) the willful and continued failure by the Executive substantially to perform his employment duties or regular failure to follow the specific directives of the Board, after written demand for substantial performance that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties is delivered by the Company to the Executives;

     (b) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise;

     (c)  the Executive's death; or

     (d) an accident or illness which renders the Executive unable, for a period of at least six (6) consecutive months, to perform the essential functions of his job notwithstanding the provision of reasonable accommodation by Employer.

     For purposes of this section, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated For Cause under subsection
(a) or (b) without (i) reasonable advance written notice to the Executive setting forth the reasons for the Company's intention to terminate For Cause,
(ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of written notice of termination from the Board finding that, in the good faith opinion of the Board, the

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Executive was guilty of conduct set forth above in clause (a) or (b) and specifying the particulars thereof in detail.

8.   Tax Treatment.
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It is the intention of the parties that no portion of the payment made under
Section 6 hereof (the "Termination Payment") or any other payment under this Agreement, or payments to or for the Executive's benefit under any other agreement or plan, be deemed to be an excess parachute payment as defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. Notwithstanding the foregoing, if any payment, accelerated vesting or other benefit provided by the Company to the Executive which is contingent upon a Change in Control of the Company, whether paid or payable pursuant to the terms of this Agreement or otherwise (a "Parachute Payment") is determined to be a parachute payment subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code (such excise tax, together with any interest and penalties incurred by the Executive with respect to such excise tax, are referred to as the "Excise Tax"), the Company shall make an additional payment (the "Gross-Up Payment") to the Executive in an amount such that the net amount of the Gross-Up Payment the Executive retains, after payment by the Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, the Excise Tax and any applicable federal, state or local income taxes (and any interest and penalties imposed with respect thereto) on the Gross-Up Payment, will be equal to the Excise Tax liability imposed upon the Executive with respect to all Parachute Payments other than the Gross-Up Payment.

9.   Miscellaneous.
     -------------

     (a)  Intent.  This Agreement is made by the Company in order to induce the
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          Executive to remain in the Company's employ, with the Company's acknowledgment and intent that it will be relied upon by the Executive, and in consideration of the services to be performed by the Executive from time to time hereafter. However, this Agreement is not an agreement to employ the Executive for any period of time or at all, and the terms and conditions of the Executive's employment, other than those expressly addressed herein, shall be subject to and governed by a separate agreement of employment between the Company and the Executive, if any. This Agreement is intended only as an agreement to provide the Executive with a specified compensation and benefits if he or she is terminated following a Change in Control.

     (b)  Attorney's Fees. If any action at law or in equity is commenced to
          ---------------
          enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable

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          attorneys' fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

     (c)  Governing Law.  This Agreement shall be governed by and construed and
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          interpreted in accordance with the laws of the State of Florida.

     (d)  Successors and Assigns.
          ----------------------

          (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to the Executive compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder in the event of a Termination Following Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be the date on which the Executive shall receive such compensation from the Company. As used in this Agreement, "Company" shall mean the Company as herein above defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     (ii) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

     e.   Notices. Except as otherwise expressly provided herein, any notice,
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          demand or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or three (3) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For the purpose hereof, the addresses of the parties

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          hereto (until notice of a change thereof is given as provided in this Section 9(e)), shall be as follows:

          The Company:        Maxxim Medical, Inc.
                              10300 49/th/ Street
                              Clearwater, Florida  33762
                              Attention:  Compensation Committee

          Executive:          Kenneth W. Davidson
                              6133 Pasadena Point Boulevard
                              Gulfport, Florida  33707

     f.   Severability.  In the event any provision in this Agreement shall be
          ------------
          invalid, illegal or unenforceable, such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     g.   Setoff.  The Company shall have no right of setoff or counterclaim, in
          -------
          respect of any claim, debt or obligation to it, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

     h.   Entirety.  This Agreement constitutes the entire agreement of the
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          parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understandings relating to the subject matter hereof.

     i.   Amendment.  This Agreement may be amended only by a written instrument
          ---------
          signed by the parties hereto, which makes specific reference to this Agreement.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


"COMPANY"                                    "EXECUTIVE"

MAXXIM MEDICAL, INC.

By:  /s/ Donald R. DePriest                  /s/ Kenneth W. Davidson
     --------------------------------        --------------------------------
     Donald R. DePriest                      Kenneth W. Davidson
     Member Maxxim Medical
     Board of Directors -
     Compensation Committee

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